UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NACG Holdings Inc.
(Exact name of registrant as specified in its charter)
(Name to be changed to North American Energy Partners Inc.)
Canada
(State of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Zone 3, Acheson Industrial Area
2-53016 Highway 60
Acheson, Alberta T7X 5A7
(Address, including zip code, of principal executive offices)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-135943
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, no par value	New York Stock Exchange Toronto Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act:     None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Shares, no par value (the “Common Shares”), of North American Energy Partners Inc., a Canadian federal corporation to result from the amalgamation of NACG Holdings Inc., NACG Preferred Corp. and North American Energy Partners Inc. (the “Registrant”), is contained in the section captioned “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-1 (File No. 333-135943), which was originally filed on July 21, 2006 (including the amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated herein by reference.
     If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on either the New York Stock Exchange or the Toronto Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NACG Holdings Inc.
Date: November 17, 2006	By:	/s/ Vincent Gallant
Vincent Gallant
Vice President, Corporate